Exhibit 10.3

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment (the “Amendment”), dated as of August 15, 2019, is made to that certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of July 11, 2019, between Delcath Systems, Inc. (the “Company”) and the purchasers signatories thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, pursuant to the Purchase Agreement, through an Exempt Issuance, the Company is entitled to raise up to an additional $10 million through the sale of shares of Preferred Stock and Warrants. As of the date hereof there is an insufficient number of shares of Preferred Stock authorized in order to raise up to the additional $10 million.

WHEREAS, pursuant to Section 5.5 of the Purchase Agreement, the Purchase Agreement may be amended by the written consent of the Company and Purchasers representing at least 50.1% in interest of the Securities based on the initial Subscription Amounts.

WHEREAS, the Company and the Required Purchasers desire to amend the definition of Exempt Issuance in the Purchase Agreement in order to enable the Company the ability to raise up to $12,960,000 by providing the Company with the right to issue shares of the Company’s Series E-1 Convertible Preferred Stock (the “Series E-1 Preferred Stock”), in the form of Exhibit A attached hereto, in lieu of issuing shares of Preferred Stock.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definition of Exempt Issuance.

a. The parties hereby agree to amend clause (e) in the definition of Exempt Issuance to enable the Company to issue the Series E-1 Preferred Stock in lieu of issuing shares of Preferred Stock. As such, clause (e) in the definition of Exempt Issuance is amended and restated in its entirety to read as follows:

“up to $12 million in shares of the Company’s Series E-1 Convertible Preferred Stock, which shall be substantially in the same form and substance as the Preferred Stock (the “Series E-1 Preferred Stock”), and Warrants, on the same terms and conditions and prices as set out hereunder, with investors executing definitive agreements for the purchase of such Securities and such transactions having closed on or before August 19, 2019;”

b. The parties hereby agree to amend the definition of Exempt Issuance to enable the Company to issue Series E-1 Preferred Stock and Warrants in lieu of paying the Placement Agent’s fees in cash. As such, the following clause (g) is added to the definition of Exempt Issuance:

“(g) up to $960,000 in shares of Series E-1 Preferred Stock and Warrants, on the same terms and conditions and prices as set out hereunder, to the Placement Agent in lieu of payment of its cash fees in connection with the issuance pursuant to clause (e) above.”

The amendment to the Purchase Agreement set forth herein shall take effect upon receipt of this Amendment and amendments to the Purchase Agreement in substantially similar form to this Amendment, which together represent Purchasers holding at least 50.1% in interest of the then outstanding Securities based on the initial Subscription Amounts.

The Company shall, by 9:30 a.m. (New York City time) on the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the Purchaser, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto. From and after the filing of the 8-K, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the filing of the 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and the Purchaser or any of its Affiliates on the other hand, shall terminate.

Except as expressly set forth above, all of the terms and conditions of the Purchase Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

This Amendment may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

[signature pages follows]

This Amendment is effective as of the date hereof.

DELCATH SYSTEMS, INC.

By:	/s/ Jennifer K. Simpson
Name: Jennifer K. Simpson
Title: President & CEO

[Purchaser signature page follows]

PURCHASER:

By:

Name:
Title:

[Signature Page to DCTH Amendment]

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